Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

I, William J. Lyons, Chief Financial Officer (principal financial officer) of CONSOL Energy Inc. (the “Registrant”), certify that to my knowledge, based upon a review of the Quarterly Report on Form 10-Q for the period ended March 31, 2006, of the Registrant (the “Report”):

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: May 8, 2006

/S/ WILLIAM J. LYONS
William J. Lyons
Chief Financial Officer and Executive Vice President